Exhibit 99.1

      ProAssurance Reports Results for the First Quarter of 2005

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--May 10, 2005--ProAssurance
Corporation (NYSE:PRA):

    SUMMARY

    ProAssurance Corporation (NYSE:PRA) reports Net Income of $21.9 million, or $0.71 per diluted share, for the first quarter of 2005. ProAssurance's consolidated combined ratio dropped to 97.5% in the quarter, continuing the Company's progress toward underwriting profitability. Cash flow from operations was $97.5 million and Book Value per Share was $20.91 at March 31, 2005.

    ProAssurance Corporation (NYSE:PRA) reports the following results for the first quarter of 2005:


Unaudited Consolidated Financial Summary:
----------------------------------------
(in thousands, except per share and ratio data)

                                                   Three Months Ended
                                                         March 31,
                                                      2005      2004
                                                    --------  --------
Gross Premiums Written                             $215,658  $218,726
                                                    ========  ========
Net Premiums Written                               $196,420  $195,462
                                                    ========  ========
Net Premiums Earned                                $174,180  $167,842
                                                    ========  ========
Net Investment Income                              $ 25,422  $ 19,851
                                                    ========  ========
Net Realized Investment Gains                      $    942  $  3,657
                                                    ========  ========
Total Revenues                                     $202,190  $192,360
                                                    ========  ========
Guaranty Fund Assessments                          $     97  $    284
                                                    ========  ========
Interest Expense                                   $  2,136  $  1,143
                                                    ========  ========
Total Expenses                                     $171,955  $171,036
                                                    ========  ========
Net Income                                         $ 21,937  $ 15,981
                                                    ========  ========
Net Cash Provided by Operations                    $ 97,473  $ 94,719
                                                    ========  ========
Weighted average number of common shares
 outstanding
    Basic                                            29,217    29,118
    Diluted                                          32,070    31,933
Earnings per share
  Net Income per share (basic)                     $   0.75  $   0.55
                                                    ========  ========
  Net Income per share (diluted)                   $   0.71  $   0.52
                                                    ========  ========
Net Loss Ratio                                         79.9%     84.6%
Expense Ratio                                          17.6%     16.7%
                                                    --------  --------
Combined Ratio                                         97.5%    101.3%
                                                    ========  ========
Operating Ratio                                        82.9%     89.5%
                                                    ========  ========
Return on Equity                                       14.4%     11.4%
                                                    ========  ========

Unaudited Balance Sheet Highlights:
----------------------------------
(in millions, except per share data)

                                      March 31, 2005 December 31, 2004
                                      -------------- -----------------
Stockholders' Equity                         $  612            $  611
Total Investments                            $2,520            $2,455
Accumulated Other Comprehensive Income       $    1            $   24
Total Assets                                 $3,341            $3,239
Policy Liabilities                           $2,503            $2,413
Book Value per Share                         $20.91            $20.92

Professional Liability Segment / Selected Data
       (in thousands, except ratios)

                                                   Three Months Ended
                                                        March 31,
                                                      2005      2004
                                                    --------  --------
Gross Premiums Written                             $163,397  $169,737
                                                    ========  ========
Net Premiums Written                               $151,343  $152,284
                                                    ========  ========
Net Premiums Earned                                $127,273  $123,557
                                                    ========  ========
Net Investment Income                              $ 21,913  $ 17,300
                                                    ========  ========
Net Realized Investment Gains                      $  1,195  $  2,927
                                                    ========  ========
Total Revenues                                     $151,358  $144,206
                                                    ========  ========
Total Expenses                                     $130,176  $133,350
                                                    ========  ========
Net Loss Ratio                                         86.8%     93.2%
Expense Ratio                                          15.5%     14.7%
                                                    --------  --------
Combined Ratio                                        102.3%    107.9%
                                                    ========  ========
Operating Ratio                                        85.1%     93.9%
                                                    ========  ========


Personal Lines Segment /Selected Data
  (in thousands, except ratios)

                                                   Three Months Ended
                                                       December 31,
                                                      2005      2004
                                                    --------  --------
Gross Premiums Written                             $ 52,261  $ 48,989
                                                    ========  ========
Net Premiums Written                               $ 45,077  $ 43,178
                                                    ========  ========
Net Premiums Earned                                $ 46,907  $ 44,285
                                                    ========  ========
Net Investment Income                              $  3,016  $  2,506
                                                    ========  ========
Net Realized Investment Gains (Losses)             $   (311) $     20
                                                    ========  ========
Total Revenues                                     $ 50,281  $ 47,399
                                                    ========  ========
Total Expenses                                     $ 39,643  $ 36,543
                                                    ========  ========
Net Loss Ratio                                         61.3%     60.3%
Expense Ratio                                          23.2%     22.2%
                                                    --------  --------
Combined Ratio                                         84.5%     82.5%
                                                    ========  ========
Operating Ratio                                        78.1%     76.8%
                                                    ========  ========

    About Our Segments

    Our professional liability segment focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care. Our principal professional liability companies are The Medical Assurance Company, ProNational Insurance Company, and Red Mountain Casualty Insurance Company. We also write professional liability business through Woodbrook Casualty Insurance Company (formerly Medical Assurance of West Virginia). Our Personal Lines segment is comprised of MEEMIC Insurance Company, which provides auto and homeowners' coverage for Michigan educational employees and their families.

    Commentary

    Consolidated Results

    -- We met a key corporate goal by earning an Annualized Return on Equity (Annualized Net Income divided by the average of beginning and ending stockholders' equity) of 14.4% in the first quarter of 2005.

    -- The Company also met another key corporate goal by achieving underwriting profitability with a consolidated combined ratio of 97.5%. ProAssurance continues to make progress toward our ultimate goal of underwriting profitability in both lines of business.

    -- Net Income and Net Income per diluted share grew by 37% year-over-year.

    Professional Liability Results

    -- Results continued to improve as the effects of rate increases continue working their way to the bottom line.

    -- We are maintaining the underwriting and pricing discipline required to produce a 12%-14% average Return on Equity.

    -- We are growing premiums in states where we perceive the greatest opportunity for writing new and renewal business at profitable levels.

    -- There was no professional liability loss reserve development in the quarter.

    -- In the quarter our average renewal rate increase was 12% and our retention rate edged upward to approximately 86%.

    Personal Lines Results

    -- Favorable net reserve development in Personal Lines was $2.2 million.

    -- Expansion into Wisconsin continues at the measured pace we expected. We plan to open an office in Madison this summer.

    Proposed NCRIC Transaction

    -- Initial District and Federal regulatory filings have been made by both companies. We filed our Form S-4 Registration Statement (Registration No. 333-124156) with the Securities and Exchange Commission on April 19, 2005. Investors may obtain a free copy of the Registration Statement as well as other documents we file with the Securities and Exchange Commission at its website, www.sec.gov, and from the Investor Relations section of our website, ProAssurance.com. Investors may also obtain free copies by contacting us directly. We encourage investors to read the registration statement because it contains important information about the proposed transaction.

    --  We expect to close the transaction in the third quarter.

    Conference Call Information

    --  Live: Tuesday, May 10, 2005, 10:00 AM ET. Dial (800) 967-7140
        or (719) 457-2629 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

    --  Replay: Telephone, through May 17, 2005 at (888) 203-1112 or
        (719) 457-0820, using access code 5173734. An internet replay will be available through May 31, 2005 at ProAssurance.com and Streetevents.com.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $3.3 billion in assets and $790 million in gross written premiums in 2004. As the nation's fourth largest writer of medical professional liability insurance, our principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and our principal professional liability subsidiaries and MEEMIC; Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong"); and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2004 and Form 10Q for the most recent quarter.
    These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    Relating to the ongoing operations of the combined companies:

    -- General economic conditions, either nationally or in our market area, that are worse than expected;

    -- Regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  Price competition;

    -- Inflation and changes in the interest rate environment or the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- Changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;

    --  Changes to our ratings assigned by A.M. Best;

    --  The effect of managed healthcare;

    -- Uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- Significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- Changes in accounting policies and practices as may be adopted by our regulatory agencies and the Financial Accounting
        Standards Board; and

    --  Changes in our organization, compensation and benefit plans.

    Relating to the proposed transaction with NCRIC:

    -- The business of ProAssurance and NCRIC may not be combined successfully, or such combination may take longer to accomplish than expected;

    -- The cost savings from the merger may not be fully realized or may take longer to realize than expected;

    -- Operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

    -- Governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

    -- Restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations; and

    --  The stockholders of NCRIC may fail to approve the merger.

    We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and we advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    CONTACT: ProAssurance Corporation
             Corporate Communications & Investor Relations:
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com